                                                             EXHIBIT OO
                                                             Page 1 of __ Pages

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                               (Amendment No. 4)

                            LIVE ENTERTAINMENT INC.
--------------------------------------------------------------------------------
                                (Name of Issuer)

                     Common Stock, Par Value $.01 Per Share
--------------------------------------------------------------------------------
                         (Title of Class of Securities)

                                  538032 10 3
--------------------------------------------------------------------------------
                                 (CUSIP Number)

                              Gideon Cashman, Esq.
                        PRYOR, CASHMAN, SHERMAN & FLYNN
                                410 Park Avenue
                    New York, New York 10022 (212) 421-4100
--------------------------------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                      Receive Notices and Communications)

                                October 20, 1993
--------------------------------------------------------------------------------
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box. [_]

Check the following box if a fee is being paid with the statement. [_]

(A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13D-7).

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                 SCHEDULE 13D
-----------------------                                  ---------------------
  CUSIP NO. 538032 10 3                                    PAGE 2 OF   PAGES
-----------------------                                  ---------------------

------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Pioneer Electronic Corporation

------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
                                                                (b) [X]

------------------------------------------------------------------------------
      SEC USE ONLY
 3

------------------------------------------------------------------------------

      SOURCE OF FUNDS*
 4
      00 (SEE ITEM 3)

--------------------------------------------------------------------------------

      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS                  [_]
 5    IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

--------------------------------------------------------------------------------

      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
      Japan

------------------------------------------------------------------------------
                          SOLE VOTING POWER
                     7
     NUMBER OF            8,955,331

      SHARES       -----------------------------------------------------------
                          SHARED VOTING POWER
   BENEFICIALLY      8
                          0
     OWNED BY
                   -----------------------------------------------------------
       EACH               SOLE DISPOSITIVE POWER
                     9
    REPORTING             8,955,331

      PERSON       -----------------------------------------------------------
                          SHARED DISPOSITIVE POWER
       WITH         10
                          0
------------------------------------------------------------------------------
      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11
      8,955,331

------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
12
                                                                    [_]

------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11
13
      52.6%

------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14
      CO

------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!

-----------------------                                  ---------------------
 CUSIP NO. 538032 10 3           SCHEDULE 13D              PAGE 3 OF   PAGES
-----------------------                                  ---------------------

------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Pioneer North America, Inc.

------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
                                                                (b) [X]

------------------------------------------------------------------------------
      SEC USE ONLY
 3

------------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4    00 (See Item 3)

--------------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS
 5    IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)                   [_]

--------------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
      Delaware

------------------------------------------------------------------------------
                          SOLE VOTING POWER
                     7
     NUMBER OF            8,955,331

      SHARES       -----------------------------------------------------------
                          SHARED VOTING POWER
   BENEFICIALLY      8
                          0
     OWNED BY
                   -----------------------------------------------------------
       EACH               SOLE DISPOSITIVE POWER
                     9
    REPORTING             8,955,331

      PERSON       -----------------------------------------------------------
                          SHARED DISPOSITIVE POWER
       WITH         10
                          0
------------------------------------------------------------------------------
      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11
      8,955,331

------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
12
                                                                    [_]

------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13
      52.6%

------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14
      CO

------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!

                                 SCHEDULE 13D

  CUSIP NO. 538032 10 3                                   PAGE 4 OF    PAGES
            -----------                                            ---

      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Pioneer LDCA, Inc.

      ------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
                                                                (b) [X]

      ------------------------------------------------------------------------
      SEC USE ONLY
 3

      ------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4    00 (See Item 3)

      --------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS                  [_]
 5    IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

      --------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
      Delaware

      ------------------------------------------------------------------------

NUMBER OF            SOLE VOTING POWER    8,955,331
SHARES                                   -------------------------------------
BENEFICIALLY         SHARED VOTING POWER       0
OWNED BY                                 -------------------------------------
EACH                 SOLE DISPOSITIVE POWER   8,955,331
REPORTING                                     --------------------------------
PERSON WITH          SHARED DISPOSITIVE POWER  0
                                              --------------------------------

      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11
      8,955,331
------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (9) EXCLUDES CERTAIN SHARES*
12
                                                                    [_]
------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 9
13
      52.6%
------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14
      CO
------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!

     This Statement constitutes Amendment No. 4 to the Schedule 13D, dated July 3, 1990, as amended by Amendment No. 1 dated March 24, 1992, as amended by Amendment No. 2 dated June 12, 1992, as amended by Amendment No. 3 dated March 30, 1993 (collectively, the "Schedule 13D"), filed by Pioneer Electronic Corporation, a Japanese corporation ("PEC"), Pioneer North America, Inc., a Delaware corporation ("PNAI") and Pioneer LDCA, Inc., a Delaware corporation ("PLI") with respect to the shares of the common stock, par value $.01 per share (the "Shares" or "Common Stock"), of LIVE Entertainment Inc., a Delaware corporation (the "Company"). PEC, PNAI and PLI are sometimes collectively referred to herein as the "Reporting Persons." All capitalized terms not otherwise defined herein shall have the meanings given to them in the Schedule 13D.

     1.   Item 3 of the Schedule 13D is hereby amended by adding the following:

          As a result of the consummation of the Carolco Restructuring on October 20, 1993, pursuant to the terms and provisions of the Contribution and Exchange Agreement, dated as of May 25, 1993, by and among Carolco, Studio Canal, Cinepole Productions B.V. ("Cinepole"), RCS, RCS N.V., RCS International Communications N.V. ("RCS Communications") and PLI, a copy of which is attached as Exhibit X (the "Contribution and Exchange Agreement"), all of the Pledged Shares have been released and distributed (the "Pledge Release") to PLI, RCS BV and Studio Canal. Pursuant to the Pledge Release, PLI directly received 3,885,223 of the total Pledged Shares (the "Pledge Release Shares") in satisfaction of $11,002,466 of the $20,340,332 outstanding and due PLI under the Loan Agreement (including accrued interest thereon). As a result of the Pledge Release, the total number of



                              Page 5 of    Pages
shares beneficially owned by the Reporting Persons decreased to 8,955,331 Shares (from 11,103,210 Shares) or to approximately 52.6% of the 17,016,027 Shares that would be outstanding as described in Item 5(a) hereof because the total number of Pledged Shares is no longer included in Item 5(a) as being beneficially held by the Reporting Persons. For purposes of determining the amount under the Loan Agreement due to PLI to be satisfied by the Pledge Release, the Pledge Release Shares were valued at the LIVE Share Price (as defined in the Contribution and Exchange Agreement) which was $2.831 on October 20, 1993. The remaining $9,337,866 due to PLI under the Loan Agreement not satisfied by the receipt of the Pledge Release Shares was satisfied by the delivery of 8,586,543 shares of common stock, par value $.01 per share, of Carolco pursuant to Section 3(b) of the Contribution and Exchange Agreement (the "Carolco Shares"). Further, pursuant to the Contribution and Exchange Agreement, PLI no longer owns 60,000 shares of Series C Convertible Exchangeable Preferred Stock of Carolco of which 15,000 shares were exchangeable for an aggregate of 531,632 Shares (the "Carolco Exchange Shares"). As a result, thereof, the Reporting Persons no longer have the right to acquire the Carolco Exchange Shares.

     2.   Item 4 of the Schedule 13D is amended by adding the following:

          PLI acquired the Pledge Release Shares and the Carolco Shares described in Item 3 as a means to maximize its investment in Carolco given Carolco's historical affiliation with the Company and thereby insure the success of the Carolco Restructuring. In light of PLI's level of ownership of capital stock of the Company, the Reporting Persons may, at a future



                              Page 6 of    Pages
time, consider becoming actively involved in the management of the Company's operations and may, at a future time, (i) consider assuming control of the Board of Directors of the Company or acquiring 100% ownership of the Company, (ii) consider proposing a merger of the Company with and into Carolco (the approval of the Board of Directors of Carolco would be necessary to effect such a merger; the Reporting Persons currently have four nominees serving as directors on Carolco's 15 member Board), or (iii) consider proposing the sale of the Company, or of the Reporting Persons' interest in the Company, to an unaffiliated third party. No decisions with respect to any of the above actions have been made by the Reporting Persons. The Reporting Persons currently have one representative on the Company's Board of Directors and intend to increase their representation thereon in the near future to a total of four or five representatives out of a total of 10.

     3. Item 5(a) of the Schedule 13D is hereby amended in its entirety as follows:

          PEC and PNAI may be deemed to beneficially own indirectly through PLI and PLI owns directly (i) 144,000 Shares, (ii) 15,000 shares of Series C Stock, which are presently convertible into 4,926,108 Shares (the "Conversion Shares") and (iii) 3,885,223 Shares received pursuant to the Pledge Release. As a result, the Reporting Persons beneficially own 8,955,331 Shares which represent approximately 52.6% of the 17,016,027 Shares that would be outstanding if the 4,926,108 Conversion Shares were added to the 12,090,016 Shares reported by the Company in its Form l0-Q Quarterly Report filed on August 16, 1993.


                              Page 7 of     Pages

     4. The first paragraph of Item 5(b) of the Schedule 13D is amended in its entirety as follows:

          PLI has the power to vote or direct the voting of, or to dispose or direct the disposition of, the 8,955,331 Shares it owns or has the right to acquire. PNAI, by virtue of its ownership of all of the outstanding shares of capital stock of PLI, and PEC, by virtue of its ownership of all of the outstanding shares of capital stock of PNAI, also may be deemed to have the sole power to vote and dispose of the Shares which PLI owns or has the right to acquire.

     5.   Item 5(c) of the Schedule 13D is hereby added as follows:

          Except as set forth in Item 3, none of the Reporting Persons, and, to the best knowledge of the Reporting Persons, none of the executive officers and directors of the Reporting Persons has effected any transactions in the Shares in the past sixty (60) days.

     7.   Item 6 of the Schedule 13D is amended by adding the following:

          (xix) PLI entered into a Contribution and Exchange Agreement, dated as of May 25, 1993, by and among Carolco, Studio Canal, Cinepole, RCS B.V., RCS N.V. and RCS Communication, pursuant to which, among other things, PLI received 3,885,331 Shares. A copy of the Contribution and Exchange Agreement is attached hereto as Exhibit X and is incorporated herein by reference.

          (xx) PLI entered into a Registration Rights Agreement with respect to the Pledge Release Shares, dated as of July 20, 1993, with Carolco, the Company, RCS B.V., RCS N.V. and Studio Canal pursuant to which PLI was granted certain rights to register the Pledge Release Shares. A



                              Page 8 of    Pages
copy of the Registration Rights Agreement is attached as Exhibit Y and is incorporated by reference.

     8.   Item 7 is amended by adding the following information:

          Exhibit X -  Contribution and Exchange Agreement dated as of May 25,
                       1993.

          Exhibit Y -  Registration Rights Agreement for Pledge Release Shares
                       dated as of July 20, 1993.

     In addition, Schedule I to Item 7 is amended in its entirety by deleting
Schedule I and substituting in its place the following:


                                [See next page]




                              Page 9 of    Pages

                                  SCHEDULE I
                                  ----------

     1. Information regarding executive officers and directors of Pioneer Electronic Corporation ("PEC").

          The Articles of Incorporation of PEC provides for a Board of Directors of three or more members and for two or more Statutory Auditors. Unless otherwise indicated, each person listed below is a citizen of Japan, and the business address of each person is 4-1, Meguro 1-chome, Meguro-ku, Tokyo 153, Japan.


     Name                                     Present Principal
     -----                                Occupation or Employment
                                          ------------------------
Seiya Matsumoto          President and Representative Director
                         of PEC.

Kanya Matsumoto          Executive Vice-President and Representative Director
                         of Car Electronics, Industrial Systems and Industrial
                         Systems Sales Groups, and Industrial Design Centers of
                         PEC.

Takeo Yamamoto           Executive Vice President, Representative Director and
                         head of technologies of PEC.

Teruhiko Isobe           Senior Managing Director, Representative Director and
                         Head of external relations, laser disc business and
                         Production Coordination Division of PEC.

Kaneo Ito                Senior Managing Director, Representative Director and
                         General Manager of International Business Group and
                         head of overseas operations, Public Relations and
                         Advertising and Promotion Divisions of PEC. See also
                         Sections 2 and 3 of this Schedule I.

                             Page 10 of     Pages

Masaaki Sono             Senior Managing Director, Representative Director and
                         General Manager of Finance and Accounting Division of
                         PEC and in charge of Corporate Planning, Personnel and Information Systems Division. See also Section 2 of this Schedule I.

Shigeyoshi Yanagi        Managing Director and General Manager of Product
                         Reliability and Customer Service Division of PEC.

Maseo Sugimoto           Managing Director and General Manager of Research and
                         Development Group.

Yoshimichi Inada         Managing Director and General Manager of Car
                         Electronics Group of PEC. See also Section 2 of this
                         Schedule I.

Makito Baba              Managing Director and General Manager of General
                         Administration Division of PEC.

Tsuneo Kudo              Director and Deputy General Manager of Industrial
                         Systems Sales Group of PEC.

Ryuichi Noda             Director of PEC and President and Representative
                         Director of Pioneer LDC, Inc. See also Section 2 of
                         PEC.

Masanao Okatani          Director and General Manager of Intellectual Property
                         Division of PEC.

Katsuhiro Abe            Director and General Manager of Industrial Relations
                         Division of PEC, and head of Related Business
                         Administration Division.

Toyokatsu Okushi         Director and Deputy General Manager of Industrial
                         Systems Sales Group of PEC.

Fusao Murakami           Director and General Manager of Industrial Systems
                         Group of PEC. See also Section 2 of this Schedule I.

Hitoshi Knamaru          Director and General Manager of Corporate Research and
                         Development Laboratory of PEC.



                              Page 11 of    Pages

Setsujiro Onami          Director and General Manager of Domestic Sales Group.

Hiroshi Aiba             Director and General Manager of Home Electronics
                         Planning and Coordination Division, and head of OEM
                         Sales Division.

Kiichi Yoshida           Director, President and Representative Director of
                         Music Channel Co., Ltd.

Takashi Kobayashi        Director, Managing Director of Pioneer Electronics
                         Eurocentre N.V. and Chairman and Managing Director of
                         Pioneer Electronic (Europe) N.V.

Masaru Ingaki            Statutory Auditor of PEC

Susumu Kasari            Statutory Auditor of PEC. Mr. Kasari is as an attorney-
                         at-law, with an office at 450 Shin-Otemachi Building, 2-2-1, Otemachi, Chiyoda-ku, Tokyo, Japan.

Shigeru Hayakawa         Statutory Auditor of PEC.



         2. Information regarding executive officers and directors of Pioneer North America, Inc. ("PNAI").

              Unless otherwise indicated, each person listed below is a citizen of Japan, and the business address of such person is 2265 E. 220th Street, Long Beach, California 90807.


         Name                                   Present Principal
         ----                               Occupation or Employment
                                            ------------------------
Kaneo Ito                Director and Chief Executive Officer of PANI. See also
                         Sections 1 and 3 of this Schedule I.

Shoichi Yamada           Director and President of PANI. See also Section 3 of
                         this Schedule I.

Masaaki Sono             Director of PNAI. See also Section 1 of this Schedule
                         I.


                             Page 12 of     Pages

Ryuichi Noda             Director of PNAI. See also Section 1 of this Schedule
                         I.

Saul P. Pryor            Former Partner of the law firm of Pryor, Cashman
                         Sherman & Flynn, with offices at 410 Park Avenue, New
                         York, New York 10022 and Director of PNAI. Mr. Pryor is a U.S. citizen.

Yukifusa Seita           Director, Executive Vice President and Chief Operating
                         Officer of PNAI.

Yoshimichi Inada         Director of PNAI. See also Section 1 of this Schedule
                         I.

Hiroshi Aiba             Director of PNAI. See also Section 1 of this Schedule
                         I.

Akira Tanaka             Director of PNAI.

Soichi Ishijima          Director of PNAI.

Fusao Murakami           Director of PNAI. See also Section 1 of this Schedule
                         I.

Ronald N. Stone          Senior vice President and Secretary of PNAI. Mr. Stone
                         is a U.S. citizen. The business address of Mr. Stone is 2265 E. 220th Street, Long Beach, California 90810

Ken Hosoda               Treasurer of PNAI. The business address of Mr. Hosoda
                         is Sherbrooke Office Center, 600 East Crescent Avenue,
                         Upper Saddle River, New Jersey 07458.



                             Page 13 of     Pages

         3. Information regarding executive officers and directors of Pioneer LDCA, Inc. ("PLI").

               Unless otherwise indicated, each person listed below is a citizen of Japan, and the business address of such person is 2265 E. 220th Street, Long Beach, California 90810.


         Name                          Present Principal
         ----                       Occupation or Employment
                                    ------------------------
Kaneo Ito                    Director of PLI. See also Sections 1 and 2 of this
                             Schedule I. Mr. Ito's business address is 4-1,
                             Meguro 1-chome, Meguro-ku, Tokyo 153, Japan.

Tetsuro Kudo                 Director and President of PLI.

Setsujiro Onami              Director of PLI.  See Section 1 of this Schedule I.

Masao Nomura                 Secretary and Treasurer of PLI.

Yasuo Aomi                   Director of PLI.



                             Page 14 of     Pages

                                   SIGNATURE
                                   ---------


     After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated:  October 28, 1993


                                PIONEER ELECTRONIC CORPORATION


                                By: /s/ Ronald N. Stone
                                   -----------------------------------
                                    Name:  Ronald N. Stone
                                    Title:  Attorney-in-Fact



                                PIONEER NORTH AMERICA, INC.


                                By: /s/ Ronald N. Stone
                                   -----------------------------------
                                    Name:  Ronald N. Stone
                                    Title:  Attorney-in-Fact



                                PIONEER LDCA, INC.


                                By: /s/ Ronald N. Stone
                                   -----------------------------------
                                    Name:  Ronald N. Stone
                                    Title:  Attorney-in-Fact




                             Page 15 of     Pages